EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Portlogic Systems Inc., a Nevada corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The quarterly report on Form 10-Q/A for the three month period ended August 31, 2011 (the "Form 10-Q/A") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 29, 2011

/s/  Jueane Thiessen

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By:  Jueane Thiessen

Principal Executive Officer

Principal Accounting Officer, and Treasurer